Exhibit 99.1

Press Release Dated March 17, 2025

SKYX Pre-Announces Record 4th Quarter 2024 Revenues of $23.7 Million Compared to 3rd Quarter Revenues of $22.2 Million, as it Continues to Grow its Market Penetration

SKYX Revenues Increased from Quarter to Quarter During 2024 with $19M in Q-1, 21.4M in Q-2, $22.2M in Q-3, and $23.7M in Q-4

SKYX Filed an 8K Announcing Strategic $1 Million Preferred Funding in Addition to the $11 Million Strategic Funding in October 2024, totaling $12 million in Preferred Funding Led by The Shaner Group a Leading Marriott Hotels Owner with Over 70 Hotels

Company Expects Its Products to Be in 20,000 Units/Homes by The End of Q-1 2025 in the U.S and Canada to Both Retail and Pro Segments

SKYX’s Technologies Provide Opportunities for Recurring Revenues Through Interchangeability, Upgrades, Monitoring and Subscriptions

MIAMI, March 17, 2025 (GLOBE NEWSWIRE) — SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a SKYX Technologies) (the “Company” or “SKYX”), a highly disruptive advanced and smart home platform technology company for homes and buildings, with more than 97 issued and pending patents globally and a portfolio of over 60 lighting and home décor websites, today announced record pre-audited financial results for the fourth quarter ended December 31, 2024, with revenues of $23.7 million, compared to $22.2 million in the third quarter. SKYX achieved consistent revenue growth throughout 2024, reporting:

●	$19 million in the first quarter
●	$21.4 million in the second quarter
●	$22.2 million in the third quarter
●	$23.7 million in the fourth quarter

Additionally, SKYX filed an 8-K announcing an additional $1 million in preferred funding, bringing the total to $12 million, following the $11 million strategic funding secured in October 2024. This funding round was led by The Shaner Group, a leading Marriott hotel owner with over 70 hotels.

The company expects its smart plug & play products to be in 20,000 homes/units by the end of the first quarter of 2025 across both retail and professional segments in the U.S. and Canada.

Recent Accomplishments

SKYX continues to expand its market presence, strengthen strategic partnerships, and enhance leadership as it accelerates adoption of its advanced and smart plug & play technologies.

●	Huey Long, former Amazon E-Commerce Director and executive at Walmart and Ashley Furniture, has joined as head of SKYX’s e-commerce platform. He will collaborate with the existing team to expand market penetration across 60 lighting and home décor websites and other key e-commerce channels in the U.S. and Canada.
●	A new collaboration with Cavco Homes, a leading U.S. prefabricated home manufacturer, will integrate smart plug & play technologies into Cavco’s high-end premium homes. The company has sold nearly one million homes and continues to deliver close to 20,000 annually.
●	Three luxury developments by Forte Developments, including an 80-story high-rise in Miami’s Brickell District and projects in Clearwater Beach and Jupiter, Florida, will feature SKYX’s technology. More than 12,000 smart plug & play products, including ceiling outlets, lighting, fans, and emergency fixtures, will be supplied across 400+ units.
●	Greg St. John, former Home Depot lighting head and CEO of Eglo and Cordelia Lighting, has been appointed President of Lighting, Fans, and Smart Home Products. With 30+ years of industry experience, he will lead expansion efforts in retail, homebuilder, and commercial markets, overseeing partnerships with Home Depot, Wayfair, and other major retailers.
●	A 1,000-unit mixed-use development by Jeremiah Baron Companies will incorporate smart plug & play technologies, with 140 units receiving initial product supply. This rollout, beginning January 2025, will include ceiling outlets, lighting, fans, and emergency fixtures, with deliveries continuing throughout construction.

Fourth Quarter 2024 Highlights

●	A $11 million strategic investment at $2.00 per share in preferred stock, led by Lance Shaner, Chairman & CEO of Shaner Hotel Group, strengthens SKYX’s ability to execute its growth strategy and achieve cash flow positivity in 2025.
●	Significant insider investments included $500,000 from President Steve Schmidt and $250,000 each from Co-CEOs Lenny Sokolow and John Campi, reinforcing confidence in SKYX’s long-term vision.
●	A collaboration with Wayfair, one of the world’s leading home décor retailers, will introduce smart plug & play lighting and ceiling fan products to the platform. These offerings, including retrofit kits, smart light fixtures, recessed lights, and ceiling outlet receptacles, will be available in the coming weeks for retail consumers and professional segments, including designers and architects.
●	A strategic partnership with JIT Electrical Supply, a leading builder supplier, will expand SKYX’s footprint in electrical, lighting, and ceiling fan markets. JIT, which has supplied over 100,000 U.S. homes, will distribute SKYX’s lighting solutions, ceiling fans, recessed lights, emergency lights, exit signs, and indoor/outdoor wall lights beginning early 2025.

Rani Kohen, Founder/Inventor and Executive Chairman, of SKYX Platforms, said, “SKYX continues to execute on its vision of making homes and buildings smarter, safer, and more advanced as the new standard. With strong financial backing, key strategic partnerships, and growing market adoption of our smart plug & play technologies, we are expanding across retail, professional, and e-commerce channels at an accelerated pace. The addition of industry-leading executives, collaborations with top developers and suppliers, and increasing penetration into high-growth markets reinforce our position as a disruptive force in home and building technology. We remain committed to delivering innovative solutions that drive efficiency, safety, and long-term value for our customers, partners, and investors.”

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the new standard. SKYX has a series of highly disruptive advanced-safe-smart platform technologies, with over 97 U.S. and global patents and patent pending applications. Additionally, the Company owns over 60 lighting and home decor websites for both retail and commercial segments. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://skyplug.com/ or follow us on LinkedIn.

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its products and technologies and integrate its products and technologies with third-party platforms or technologies; the Company’s efforts and ability to drive the adoption of its products and technologies as a standard feature, including their use in homes, hotels, offices and cruise ships; the Company’s ability to capture market share; the Company’s estimates of its potential addressable market and demand for its products and technologies; the Company’s ability to raise additional capital to support its operations as needed, which may not be available on acceptable terms or at all; the Company’s ability to continue as a going concern; the Company’s ability to execute on any sales and licensing or other strategic opportunities; the possibility that any of the Company’s products will become National Electrical Code (NEC)-code or otherwise code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all; risks arising from mergers, acquisitions, joint ventures and other collaborations; the Company’s ability to attract and retain key executives and qualified personnel; guidance provided by management, which may differ from the Company’s actual operating results; the potential impact of unstable market and economic conditions on the Company’s business, financial condition, and stock price; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. There can be no assurance as to any of the foregoing matters. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Investor Relations Contact:

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com